SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 24, 2003

Iron Age Corporation
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-57011 (Commission File Number)	25-1376723 (I.R.S. Employer Identification Number)

Robinson Plaza Three
Suite 400
Pittsburgh, Pennsylvania 15205

(Address, of principal executive offices, including zip code)

(412) 787-4100

(Registrant’s Telephone number including area code)

Item 5. Other Events

On October 24, 2003, Iron Age Holdings Corporation and its subsidiary Iron Age Corporation entered into a letter agreement with the senior lenders under its existing Loan and Security Agreement.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

10.1 Letter Agreement relating to Loan and Security agreement, effective October 24, 2003, among Iron Age Corporation, Iron Age Holdings Corporation, Falcon Shoe Mfg. Co. and the Lenders under the Loan and Security Agreement.

The information in this report is being furnished, not filed. Accordingly, the information in Item 5 of this report will not be incorporated by reference into any registration statement filed by the Corporation under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to come within the safe harbor protection provided by those statutes. Forward-looking statements are based on current expectations of future events, but actual results could vary materially from the Corporation’s expectations and projections. Investors are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON AGE CORPORATION

By: /s/Bart R. Huchel Name: Bart R. Huchel Title: Vice President – Finance Chief Financial Officer and Treasurer

October 24, 2003

EXHIBIT INDEX

10.1	Letter Agreement relating to Loan and Security Agreement, effective October 24, 2003, among Iron Age Corporation, Iron Age Holdings Corporation, Falcon Shoe Mfg. Co. and the Lenders under the Loan and Security Agreement.